EXHIBIT 23(A)




               CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Integra Bank Corporation of our report dated March 28, 2000 relating to the consolidated financial statements, which appear in Integra Bank Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Memphis, Tennessee
November 28, 2000